EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated March 31, 2010 relating to the consolidated financial statements of GigOptix, Inc., which appears in the Annual Report on Form 10-K of GigOptix, Inc. dated March 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 8, 2010